UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 15, 2023 (May 9, 2023)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 15, 2023, 1847 Holdings LLC (the “Company”) issued a press release regarding its financial results for the quarter ended March 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2023, the Company held an annual meeting of shareholders of the Company (the “Annual Meeting”) via live webcast. Holders of the Company’s common shares at the close of business on March 31, 2023 were entitled to vote at the Annual Meeting. As of such date, there were 4,655,636 common shares outstanding and entitled to vote. A total of 2,882,749 common shares (62%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

Shareholders voted on six proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement, dated April 11, 2023, the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s shareholders elected six directors to the Board of Directors of the Company to serve until the next annual meeting of shareholders. The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Ellery W. Roberts	2,134,125	12,153	736,471
Robert D. Barry	2,134,144	12,134	736,471
Clark R. Crosnoe	2,132,764	13,514	736,471
Paul A. Froning	2,137,129	9,149	736,471
Tracy S. Harris	2,132,794	13,484	736,471
Lawrence X. Taylor	2,130,764	15,514	736,471

Proposal 2: The Company’s shareholders ratified the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
2,863,132	11,171	8,446

Proposal 3: The Company’s shareholders conducted an advisory vote on the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,122,039	24,115	124	736,471

Proposal 4: The Company’s shareholders conducted an advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
641,555	63,221	1,084,054	357,448	736,471

Proposal 5: The Company’s shareholders approved the issuance of common shares upon the conversion of promissory notes and the exercise of warrants issued to certain investors. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,090,958	54,992	328	736,471

Proposal 6: The Company’s shareholders approved the Company’s 2023 Equity Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,083,532	50,746	12,000	736,471

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued on May 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer